Exhibit 99.1

Talos Energy Appoints New Chief Financial Officer

Houston, Texas, June 15, 2023 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced the appointment of Sergio L. Maiworm Jr. as the Company’s Chief Financial Officer (“CFO”) and Senior Vice President, effective as of July 1, 2023, replacing Shannon E. Young, III who has accepted a similar role with a large independent E&P company. Mr. Maiworm has been with Talos since 2018, most recently serving in a key role as Vice President – Finance, Investor Relations and Treasurer. Mr. Maiworm brings over 20 years of energy and finance experience to the role of CFO, previously serving as an energy investment banker at Deutsche Bank, as a manager in the Mergers & Acquisitions group of Royal Dutch Shell, in various accounting and finance roles at Transocean, and beginning his career in the audit practice at Deloitte & Touche. Mr. Maiworm earned a B.S. in Business Administration from the Pontificia Universidade Catolica do Rio de Janeiro and an M.B.A. from the McCombs School of Business at the University of Texas at Austin. Mr. Maiworm is also a graduate of Harvard Business School’s General Management Program. Mr. Young is expected to transition from the Company by the end of the month.

Talos President and Chief Executive Officer Timothy S. Duncan commented: “Talos has always developed dynamic, talented leaders in the industry. Sergio brings significant experience, knowledge and expertise in finance, treasury, investor relations and accounting and a deep understanding of our business to position him well to take on the role of CFO. Shane has been an invaluable member of Talos’s leadership team as we have grown the Company. We wish him the very best in his next endeavor.”

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing long-term value through its operations, currently in the United States and offshore Mexico, both upstream through oil and gas exploration and production and downstream through the development of future carbon capture and storage opportunities. As one of the Gulf of Mexico’s largest public independent producers, we leverage decades of technical and offshore operational expertise towards the acquisition, exploration and development of assets in key geological trends that are present in many offshore basins around the world. With a focus on environmental stewardship, we are also utilizing our expertise to explore opportunities to reduce industrial emissions through our carbon capture and storage initiatives along the U.S. Gulf of Mexico. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the timing and success of our management succession plan and the other risks discussed in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and Part II, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	1	33 Clay St., Suite 3300, Houston, TX 77002